Exhibit 99.1

NEWS For Immediate Release

Editorial Contact: Joe Horine

614-726-4775

joe.horine@quest.com

Investor Contacts: Thomas Patterson

949-754-8336

thomas.patterson@quest.com

Stephen Wideman

949-754-8142

stephen.wideman@quest.com

QUEST SOFTWARE REPORTS FIRST QUARTER 2008 RESULTS

Achieves Record First Quarter Revenues of $172.8 Million

ALISO VIEJO, Calif., May 8, 2008 – Quest Software, Inc. (Nasdaq: QSFT) today reported financial results for the quarter ended March 31, 2008. Total revenues increased to $172.8 million compared to the prior year’s first quarter revenue of $149.8 million. As previously disclosed, we modified our revenue recognition practices during Q1 2007 for large reseller transactions. In order to provide comparability in our reported results between Q1 2008 and Q1 2007 it is important to note that Q1 2007 reported results included $5.5 million in license revenues that were booked and recognized in Q1 2007 but otherwise would have been deferred under the prior practice. The Q1 2007 reported results also included $13 million in license revenues associated with reseller transactions from prior periods where cash was collected in the first quarter of 2007. If we had implemented this change prior to the first quarter of 2007, we would have reported $136.8 million in total revenues and $61.3 million in license revenues in the first quarter of 2007. On that basis year-over-year total revenue growth was 26% and license revenue growth was 29%.

The Company’s cash and investments at March 31, 2008 totaled $383.5 million, an increase of $66.7 million over the comparable balance at December 31, 2007. Quest generated cash flow from operations of $55.3 million in the March 2008 quarter.

“We had a strong Q1 and I am pleased with our progress,” said Vinny Smith, Quest CEO. “Continued growth in our established core businesses like Windows and application management coupled with indications of great promise in newer areas for Quest like virtualization and desktop management position us well for 2008.”

-more-

Quest Reports First Quarter 2008 Results – page  2 of 11

GAAP Results

Quest Software’s GAAP net income for the first quarter of 2008 was $13.3 million, or $0.13 per fully diluted share. GAAP operating margins decreased year-over-year from 14.8% to 5.5% in the first quarter, resulting in GAAP operating income of $9.5 million which compares to $22.1 million for the corresponding period in 2007.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of 2008 was $22.2 million, or $0.21 per fully diluted share. This compares to non-GAAP net income of $26.1 million, or $0.25 per share on a fully diluted basis, for the first quarter of 2007. The non-GAAP operating margin was 13.5% in the first quarter of 2008, resulting in non-GAAP operating income of $23.3 million, compared to non-GAAP operating margin and income of 22.4% and $33.5 million for the corresponding period in 2007.

Non-GAAP results exclude the after-tax effects of amortization of intangible assets acquired with business combinations, share-based compensation expenses and ongoing expenses associated with our stock option investigation. A reconciliation of GAAP to non-GAAP financial results is included with this press release.

Quest Software’s management prepares and uses non-GAAP financial measures in the presentation of the Company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that non-GAAP reporting provides a more meaningful representation of the Company’s on-going economic performance and therefore uses non-GAAP reporting internally to evaluate and manage the Company’s operations. The Company’s management believes that by excluding charges such as such as those described above from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors’ understanding of the Company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the Company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

Financial Outlook

Quest Software management offers the following guidance for the twelve months ending December 31, 2008:

•	Annual revenue is expected to be in the range of $705 million to $720 million;

•	GAAP operating margin is expected to be in the range of 12.0% to 13.0%. Our GAAP guidance is based on information available as of the date of this release;

Quest Reports First Quarter 2008 Results – page  3 of 11

•

Non-GAAP operating margin is expected to be in the range of 17.5% to 18.5%. The non-GAAP guidance excludes approximately $28.6 million in amortization of acquisition-related intangible assets, $9.4 million related to share-based compensation expense attributable to actual expense recognized in the first quarter of 2008 and all outstanding unvested shares as of March 31, 2008 and $1.6 million in ongoing expenses associated with the stock option investigation.

First Quarter 2008 Conference Call Information

Quest Software will host a conference call today, Thursday, May 8, 2008 at 2:00 p.m. Pacific Time, to discuss its results. A simultaneous Web cast of the conference call will be available on Quest Software’s Web site in the Investors – IR Events section at www.quest.com. A Web cast replay will be available on the same Web site through May 8, 2009. An audio replay of the conference call will also be available through May 15, 2008 by dialing (888) 203-1112 (from the U.S. or Canada) or (719) 457-0820 (outside the U.S. and Canada), using confirmation code: 1815438.

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and Windows infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 50,000 customers worldwide meet higher expectations for enterprise IT. Quest Software can be found in offices around the globe and at www.quest.com.

Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward-Looking Statements

This release and the matters to be discussed on the conference call may include predictions, estimates and other information that might be considered forward-looking statements, including statements relating to expectations of future revenue and operating margin performance. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including: the impact of adverse changes in general economic conditions on our relationships with customers, strategic partners and vendors; reductions or delays in information technology spending; variations in demand or the size and timing of customer orders; competitive conditions in our various product areas; uncertainties relating to ongoing litigation and government investigations arising from

Quest Reports First Quarter 2008 Results – page  4 of 11

our stock option investigation; rapid technological change; risks associated with the development and market acceptance of new products and product strategies; disruptions caused by acquisitions of companies and/or technologies; fluctuating currency exchange rates and risks associated with international operations; the need to attract and retain qualified employees; and other risks inherent in software businesses. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2007, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Quest Reports First Quarter 2008 Results – page  5 of 11

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Licenses	$79,142	$74,269
Services	93,638	75,500

Total revenues	172,780	149,769
Cost of revenues:
Licenses	2,414	2,003
Services	15,071	12,981
Amortization of purchased technology	4,924	3,057

Total cost of revenues	22,409	18,041

Gross profit	150,371	131,728
Operating expenses:
Sales and marketing	76,372	63,235
Research and development	38,221	28,266
General and administrative	23,471	16,566
Amortization of other purchased intangible assets	2,801	1,541

Total operating expenses	140,865	109,608

Income from operations	9,506	22,120
Other income, net	7,885	5,053

Income before income tax provision	17,391	27,173
Income tax provision	4,102	12,266

Net income	$13,289	$14,907

Net income per share:
Basic	$0.13	$0.15

Diluted	$0.13	$0.14

Weighted average shares:
Basic	103,301	101,819
Diluted	106,047	104,892

Quest Reports First Quarter 2008 Results – page  6 of 11

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call and webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization of intangible assets acquired with business combinations, share-based compensation expenses, expenses, including indemnification advances, associated with ongoing legal matters arising from our stock option investigation and the estimated tax effect related to each of these items. The Company’s basis for these adjustments is described below.

Quest Software’s management prepares and uses non-GAAP financial measures in the presentation of the Company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that non-GAAP reporting provides a more meaningful representation of the Company’s on-going economic performance and therefore uses non-GAAP reporting internally to evaluate and manage the Company’s operations. The Company’s management believes that by excluding charges such as those described above from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors’ understanding of the Company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the Company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

Management excludes the expenses described above when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•

The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization that are related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends.

•

Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

Quest Reports First Quarter 2008 Results – page  7 of 11

•

Although share-based compensation is an important aspect of the compensation of the Company’s employees and executives, share-based compensation expense and its related tax impact because such charges are generally fixed at the time of grant, are then amortized over a period of several years after the grant of the share-based instrument and generally cannot be changed or influenced by management after the grant.

•	Share-based compensation is not an expense that typically requires or will require cash settlement by the Company.

•

Ongoing expenses associated with our stock option investigation include expenses incurred for outside legal fees and costs, consulting services and other professional fees, and indemnification expenses for current and former directors and officers. Because these expenses are non-recurring and unique to the stock option investigation, we believe they are not indicative of future operating results and that investors benefit from an understanding of our operating results without giving effect to them.

•	The estimated income tax effects on the above items adjust the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP operating income.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company’s liquidity. Furthermore, the Company in the future may exclude amortization related to new business combinations from financial measures that it releases, and the Company expects to continue to incur share-based compensation expenses.

Quest Reports First Quarter 2008 Results – page  8 of 11

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2008
	GAAP	Adjustments		Non-GAAP
Revenues:
Licenses	$79,142			$79,142
Services	93,638			93,638

Total revenues	172,780			172,780
Cost of revenues:
Licenses	2,414	(1	) (1)	2,413
Services	15,071	(259	) (1)	14,812
Amortization of purchased technology	4,924	(4,924)		—

Total cost of revenues	22,409			17,225

Gross profit	150,371			155,555
Operating expenses:
Sales and marketing	76,372	(1,727	) (1)	74,645
Research and development	38,221	(1,636	) (1)	36,585
General and administrative	23,471	(2,399	) (2)	21,072
Amortization of other purchased intangible assets	2,801	(2,801)		—

Total operating expenses	140,865			132,302

Income from operations	9,506			23,253
Other income, net	7,885			7,885

Income before income tax provision	17,391			31,138
Income tax provision	4,102	4,835	(3)	8,937

Net income	$13,289			$22,201

Net income per share:
Basic	$0.13			$0.21

Diluted	$0.13			$0.21

Weighted average shares:
Basic	103,301			103,301
Diluted	106,047			106,047

(1)	Represents share-based compensation expense.

(2)	Represents $1.6 million in professional fees related to ongoing legal and indemnification expenses relating to our previous restatement and $0.8 million in share-based compensation expense.

(3)	Represents the tax effect of adjustments.

Quest Reports First Quarter 2008 Results – page  9 of 11

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2007
	GAAP	Adjustments		Non-GAAP
Revenues:
Licenses	$74,269			$74,269
Services	75,500			75,500

Total revenues	149,769			149,769
Cost of revenues:
Licenses	2,003	(2	) (1)	2,001
Services	12,981	(264	) (1)	12,717
Amortization of purchased technology	3,057	(3,057)		—

Total cost of revenues	18,041			14,718

Gross profit	131,728			135,051
Operating expenses:
Sales and marketing	63,235	(2,090	) (1)	61,145
Research and development	28,266	(1,911	) (1)	26,355
General and administrative	16,566	(2,515	) (2)	14,051
Amortization of other purchased intangible assets	1,541	(1,541)		—

Total operating expenses	109,608			101,551

Income from operations	22,120			33,500
Other expense, net	5,053			5,053

Income before income tax provision	27,173			38,553
Income tax provision	12,266	148	(3)	12,414

Net income	$14,907			$26,139

Net income per share:
Basic	$0.15			$0.26

Diluted	$0.14			$0.25

Weighted average shares:
Basic	101,819			101,819
Diluted	104,892			104,892

(1)	Represents share-based compensation expense.

(2)	Represents $1.6 million in ongoing expenses associated with our stock option investigation and $0.9 million in share-based compensation expense.

(3)	Represents the tax effect of adjustments.

Quest Reports First Quarter 2008 Results – page  10 of 11

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$286,534	$235,568
Restricted cash for an acquisition	—	48,924
Short-term marketable securities	2,901	10,287
Accounts receivable, net	109,406	152,438
Prepaid expenses and other current assets	27,967	19,022
Deferred income taxes	10,793	11,014

Total current assets	437,601	477,253
Property and equipment, net	79,110	75,848
Long-term marketable securities	94,043	70,936
Intangible assets, net	87,627	76,641
Goodwill	603,622	563,766
Deferred income taxes	30,798	36,661
Other assets	22,810	18,025

Total assets	$1,355,611	$1,319,130

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,595	$4,590
Accrued compensation	41,479	46,437
Other accrued expenses	40,952	43,313
Income taxes payable	—	1,962
Current portion of deferred revenue	232,850	211,840

Total current liabilities	321,876	308,142
Long-term liabilities:
Long-term portion of deferred revenue	62,017	73,820
Income taxes payable	37,130	37,130
Other long-term liabilities	2,911	2,712

Total long-term liabilities	102,058	113,662
Shareholders’ equity	931,677	897,326

Total liabilities and shareholders’ equity	$1,355,611	$1,319,130

Quest Reports First Quarter 2008 Results – page  11 of 11

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net income	$13,289	$14,907
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,003	8,305
Compensation expense associated with stock option grants	3,878	5,115
Deferred income taxes	572	(4,688)
Excess tax benefit related to share-based compensation	(1,330)	—
Provision for bad debts	134	(135)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	49,121	45,934
Prepaid expenses and other current assets	(3,703)	737
Other assets	(904)	363
Accounts payable	1,161	914
Accrued compensation	(6,470)	(5,521)
Other accrued expenses	(6,182)	(6,280)
Income taxes payable	(8,593)	1,912
Deferred revenue	2,257	(4,062)
Other liabilities	97	(71)

Net cash provided by operating activities	55,330	57,430
Cash flows from investing activities:
Purchases of property and equipment	(3,162)	(2,123)
Cash paid for an acquisition, net of cash acquired	(48,152)	(1,127)
Cash restricted for an acquisition	48,924	—
Purchases of cost-method investments	(3,160)	—
Purchases of marketable securities	(51,999)	(20,167)
Sales and maturities of marketable securities	34,870	6,580

Net cash used in investing activities	(22,679)	(16,837)
Cash flows from financing activities:
Repayment of capital lease obligations	(56)	(69)
Proceeds from the exercise of stock options	18,646	—
Excess tax benefit related to share-based compensation	1,330	—

Net cash provided by (used in) financing activities	19,920	(69)
Effect of exchange rate changes on cash and cash equivalents	(1,605)	104

Net increase in cash and cash equivalents	50,966	40,628
Cash and cash equivalents, beginning of period	235,568	286,164

Cash and cash equivalents, end of period	$286,534	$326,792